Execution Version

THIRD AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF MAY 3, 2021

AMONG

OASIS PETROLEUM INC.,
AS PARENT,

OASIS PETROLEUM NORTH AMERICA LLC,
AS BORROWER,

THE OTHER CREDIT PARTIES PARTY HERETO,

WELLS FARGO BANK, N.A.,
AS ADMINISTRATIVE AGENT, ISSUING BANK AND SWINGLINE LENDER

AND

THE LENDERS PARTY HERETO

THIRD AMENDMENT TO
CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of May 3, 2021, is among: Oasis Petroleum Inc., a Delaware corporation (the “Parent”); Oasis Petroleum LLC, a Delaware limited liability company (“OP LLC”), Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”); the other Guarantors listed on the signature pages hereto; each of the Lenders party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as the issuing bank (in such capacity, the “Issuing Bank”).
R E C I T A L S:
A.The Parent, OP LLC, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of November 19, 2020 (as amended, amended and restated, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to and on behalf of the Borrower.
B.The Parent, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders party hereto desire to amend certain provisions of the Credit Agreement as set forth herein effective as of the Third Amendment Effective Date (as defined below), subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Third Amendment. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.
Section 2.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the conditions precedent contained in Section 3 hereof, effective as of the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:
2.1Amendments to Section 1.02.
(a)Each of the following definitions is hereby amended and restated in its entirety to read as follows:
“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, and

as the same may from time to time be further amended, restated, amended and restated, supplemented or modified.
“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary. For the avoidance of doubt, each of the Borrower and OP LLC is a Restricted Subsidiary of the Parent.
“Senior Notes” means, individually or collectively as the context may require, (i) any unsecured senior or unsecured senior subordinated Debt securities (whether registered or privately placed) issued pursuant to a Senior Notes Indenture including, for the avoidance of doubt, any Convertible Notes, (ii) any Bridge Loans and (iii) any Bridge Loan Exchange Notes.
“Unrestricted Subsidiary” means any Subsidiary of the Parent (for the avoidance of doubt, other than the Borrower or OP LLC) designated as such on Schedule 7.14 as of the Effective Date or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.08.
(b)Each of the following definitions is hereby added to Section 1.02 in its appropriate alphabetical order to read as follows:
“Bridge Loans” means loans incurred by the Parent, the Borrower and/or Finance Co pursuant to a customary bridge loan facility, including, for the avoidance of doubt, any “rollover” loans under such facility into which any initial bridge loans are automatically converted on the initial maturity date of such loans.
“Bridge Loan Exchange Notes” means Debt of the Parent, the Borrower and/or Finance Co incurred or issued in exchange for any Bridge Loans (or, in the case of any permanent financing demand which requires such Debt to be issued prior to the incurrence of any Bridge Loans, in lieu of such Bridge Loans), in the form of (a) senior or senior subordinated notes (whether registered or privately placed) issued pursuant to a Senior Notes Indenture or (b) term loans.
“Initial Bridge Loan Term” means with respect to any Bridge Loans, the period commencing on the date on which such Bridge Loans are funded and ending on the first anniversary of such date.
“Second Lien Agent” means any administrative agent, collateral agent, trustee or other similar representative for the lenders under the Second Lien Loan Documents.

“Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing the Second Lien Obligations shall rank junior to the Liens securing the Indebtedness, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.
“Second Lien Loan Documents” means the credit agreement, loan agreement, indenture or note purchase agreement governing any Second Lien Loans and each “Loan Document” (or similar term) as defined therein, and any other loan documents entered into in connection therewith, including, without limitation, the Second Lien Intercreditor Agreement, any promissory notes, mortgages, deeds of trust, security agreements and instruments, guarantees, collateral or credit support documents, and any other agreements, instruments, consents or certificates executed by the Parent or any of its Restricted Subsidiaries in connection with, or as security for the payment or performance of, any Second Lien Loans, in each case, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified to the extent not prohibited by Section 9.04(b).
“Second Lien Loans” means any Bridge Loans and Bridge Loan Exchange Notes that are secured on a junior basis by the Collateral, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified to the extent not prohibited by Section 9.04(b); provided that such Bridge Loans and Bridge Loan Exchange Notes are permitted to be incurred and remain outstanding hereunder pursuant to Section 9.02(i) and any Liens securing such Bridge Loans and Bridge Loan Exchange Notes are permitted pursuant to Section 9.03(i).
“Second Lien Obligations” means the Second Lien Loans and any other obligations of the Parent or any of its Restricted Subsidiaries under the Second Lien Loan Documents.
“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of May 3, 2021 among the Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
(c)The definition of “Security Instruments” is hereby amended by replacing the phrase “the Intercreditor Agreement” with the phrase “the Intercreditor Agreement, the Second Lien Intercreditor Agreement”.

2.2Amendment to Section 3.04. Section 3.04 is hereby amended by adding a new subsection (f) to read as follows:
(f)    Prepayments Prior to Redemption of Bridge Loans. If the Parent, the Borrower or any Restricted Subsidiary is required to make a mandatory Redemption of, or is required to make an offer to Redeem, any Bridge Loans during the Initial Bridge Loan Term applicable thereto pursuant to the terms thereof as a result of the occurrence of an asset sale or casualty or condemnation event, then (without duplication of any payment or prepayment required under Section 3.04(c)(iii)) the Borrower shall prepay the Borrowings in an amount equal to the lesser of (i) 100% of the principal amount of Bridge Loans so required to be Redeemed and (ii) (A) if an Event of Default has occurred and is continuing at such time, the aggregate amount of Borrowings then outstanding and (B) so long as no Event of Default has occurred and is continuing at such time, the lesser of (1) the aggregate amount of Borrowings then outstanding and (2) the minimum amount necessary so that, after giving effect to such prepayment, (x) the Leverage Ratio, calculated on a Pro Forma Basis, is less than 1.5 to 1.0 and (y) the Available Commitment is not less than 25% of the total Commitments then in effect, and such payment shall be due one (1) Business Day prior to the date on which the Parent, the Borrower or such Restricted Subsidiary is required to make such Redemption pursuant to the terms of such Bridge Loans. The provisions of Section 3.04(c)(v) and Section 3.04(c)(vi) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(f).
2.3Amendment to Section 8.01(o). Section 8.01(o) is hereby amended by adding the following phrase at the end thereof, immediately prior to the period: “, or any amendment, modification or supplement to any material Second Lien Loan Document”.
2.4Amendment to Section 8.01(r). Section 8.01(r) is hereby amended and restated in its entirety to read as follows:
(r)    Issuance of Senior Notes and Permitted Refinancing Debt. In the event the Parent, the Borrower and/or Finance Co decides to issue or incur Senior Notes (including any Convertible Notes) or any Permitted Refinancing Debt as contemplated by Section 9.02(i), three (3) Business Days prior written notice of such offering therefor, the amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) and any other material documents relating to such offering or incurrence of Senior Notes or such Permitted Refinancing Debt (including copies of the material loan or note documents related to any Bridge Loans or Bridge Loan Exchange Notes) and whether such issuance or incurrence of Debt is intended to Redeem any Senior Notes (but with respect to any fees of the agents or arrangers thereunder, to the extent permitted by, and subject to, the confidentiality provisions thereof).
2.5Amendment to Article VIII. Article VIII is hereby amended by adding a new Section 8.25 to read as follows:
Section 8.25    Second Lien Collateral. In the event that the Parent or any Restricted Subsidiary grants a Lien on any Property to secure any Second Lien Obligations that is not already subject to the terms of any then-existing Security Instrument, the Parent and the Borrower will, and will cause any such Restricted Subsidiary to, also grant to the Administrative Agent to secure the Indebtedness, a first-priority Lien on the same Property pursuant to the Security Instruments in form and substance reasonably satisfactory to the Administrative Agent. The Parent and the Borrower will cause any Subsidiary and any other Person guaranteeing any Second Lien Obligations that is not already a Guarantor to contemporaneously guarantee the Indebtedness pursuant to the Guaranty and Security Agreement.
2.6Amendment to Section 9.02(i). Section 9.02(i) is hereby amended and restated in its entirety to read as follows:
(i)    Senior Notes of the Parent, the Borrower and/or Finance Co and any guarantees thereof and any unsecured Permitted Refinancing Debt and any guarantees thereof; provided that (i) the Borrower shall have complied with Section 8.01(r), (ii) at the time of incurring such Senior Notes or Permitted Refinancing Debt, (x) no Default has occurred and is then continuing and (y) after giving effect to the incurrence of such Senior Notes or Permitted Refinancing Debt (and any concurrent repayment of Debt with the proceeds of such incurrence, if any), no Default would result from the incurrence of such Senior Notes or Permitted Refinancing Debt, (iii) the Borrower shall be in compliance with Section 9.01(a) and in compliance with a Leverage Ratio of not greater than 2.5 to 1.0, in each case calculated on a Pro Forma Basis after giving effect to such Debt incurrence, (iv) the Borrowing Base shall be adjusted to the extent required by Section 2.07(e) and prepayment is made to the extent required by Section 3.04(c)(iv), and no Borrowing Base Deficiency would then exist after giving effect to such adjustment and prepayment, (v) such Senior Notes or Permitted Refinancing Debt, as applicable, do not have any scheduled principal amortization prior to the date which is one year after the Maturity Date, (vi) such Senior Notes or Permitted Refinancing Debt do not mature sooner than the date which is one year after the Maturity Date (provided that Bridge Loans containing automatic rollover or extension provisions (other than if a payment or bankruptcy default exists) resulting in a maturity date no earlier than one year after the

Maturity Date shall be permitted), (vii) (A) such Senior Notes (other than any Bridge Loans or Bridge Loan Exchange Notes) or Permitted Refinancing Debt and any guarantees thereof are on terms, taken as a whole, at least as favorable to the Borrower and the Guarantors as market terms for issuers of similar size and credit quality given the then prevailing market conditions as determined by the Borrower in good faith and (B) in the case of any Bridge Loans or Bridge Loan Exchange Notes, the terms of the covenants and events of default of such Debt, taken as a whole, are not more restrictive on the Parent and the Restricted Subsidiaries in any material respect than the terms of this Agreement (provided that the debt, liens and restricted payment covenants under a Bridge Loan may be more restrictive than this Agreement during the Initial Bridge Loan Term applicable thereto), (viii) such Senior Notes or Permitted Refinancing Debt do not have any mandatory prepayment or redemption provisions which would require a mandatory prepayment or redemption in priority to the Indebtedness (other than (x) customary change of control or asset sale tender offer provisions (provided that, in case of an asset sale tender offer, amounts are permitted to be applied first to the Indebtedness) and (y) solely in the case of a Bridge Loan during the Initial Bridge Loan Term applicable thereto, mandatory prepayment provisions based on the incurrence of Debt (other than the Loans), the issuance of Equity Interests and any asset sale or casualty or condemnation event (provided that, in case of an asset sale or casualty or condemnation event, proceeds are permitted to be applied first to the Indebtedness)); provided that if such Senior Notes are issued to finance all or a portion of a direct or indirect acquisition of Oil and Gas Properties, such Senior Notes may contain mandatory prepayment or redemption provisions providing for the repayment or redemption of such Senior Notes in the event that such acquisition is not consummated by a certain date in an amount not to exceed the principal amount of such Senior Notes and any accrued interest thereon through the prepayment or redemption date, (ix) neither the Parent nor any Subsidiary of the Parent (other than the Borrower or a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Debt, (x) if such Debt is senior subordinated or subordinated Debt, the terms of such Debt provide for customary subordination of such Debt to the Indebtedness and (xi) no such Debt shall be secured by any Lien on any Property other than Bridge Loans and Bridge Loan Exchange Notes to the extent expressly permitted by Section 9.03(i).
2.7Amendment to Section 9.03(f). Section 9.03(f) is hereby amended and restated in its entirety to read as follows:
(f)    Liens solely on any cash earnest money deposits made by the Parent or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an acquisition or an Investment that is not prohibited by Section 9.05.
2.8Amendment to Section 9.03. Section 9.03 is hereby amended by adding a new subsection (i) to read as follows:
(i)    Liens on the Collateral securing Bridge Loans and Bridge Loan Exchange Notes, in each case permitted to be incurred pursuant to Section 9.02(i); provided, however, that (i) such Liens are granted in compliance with Section 8.25 and subordinated to the Liens securing the Indebtedness pursuant to the Second Lien Intercreditor Agreement and (ii) the aggregate principal amount of all Bridge Loans and Bridge Loan Exchange Notes secured by such Liens shall not exceed $550,000,000 at any time.
2.9Amendment to Sections 9.04(a)(x) and 9.04(a)(xii). Each of Sections 9.04(a)(x) and 9.04(a)(xii) is hereby amended by replacing the phrase “, Investments pursuant to Section 9.05(l) and Capital Expenditures pursuant to Section 9.22(a)” with the phrase “and Investments pursuant to Section 9.05(l)”.
2.10Amendment to Section 9.04(b)(i). Section 9.04(b)(i) is hereby amended by (i) replacing the word “or” at the end of subsection (B) therein with the word “and” and (ii) adding a new subsection (C) at the end thereof to read as follows:
(C) the Parent, the Borrower and/or Finance Co may Redeem any Bridge Loans during the Initial Bridge Loan Term applicable thereto so long as (1) no Event of Default is continuing or would result therefrom, (2) the Leverage Ratio, calculated on a Pro Forma Basis, is less than 1.5 to 1.0 and (3) the Available Commitment after giving effect thereto is not less than 25% of the total Commitments then in effect;
2.11Amendment to Section 9.04(b). Section 9.04(b) is hereby amended by adding a new clause (iv) at the end thereof to read as follows:
(iv)    amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Loan Document (i) if the effect thereof would be to cause the Borrower to violate the terms of Section 9.02(i) or Section 9.03(i) or (ii) if any such amendment, modification, waiver or other change would be prohibited by the Second Lien Intercreditor Agreement.
2.12Amendment to Section 9.05(l). Section 9.05(l) is hereby amended and restated in its entirety to read as follows:
(l)    Investments at any time outstanding that do not exceed $25,000,000 in the aggregate; provided that, such Investments shall only be permitted to the extent that (i) no Event of Default exists at the time of such

Investment, (ii) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Investment, is less than 2.0 to 1.0, (iii) immediately after giving effect to such Investment, the Available Commitment hereunder is not less than 25% of the total Commitments then in effect, and (iv) the amount of such Investments made under this clause (l) since the Effective Date shall not exceed the amount of positive Free Cash Flow (including after giving effect to any other Restricted Payments pursuant to Section 9.04(a)(x) and Section 9.04(a)(xii) and Investments pursuant to this clause (l) made since the Effective Date and prior to the date of determination that would otherwise reduce the amount of Free Cash Flow).
2.13Amendment to Section 9.05(t). Section 9.05(t) is hereby amended and restated in its entirety to read as follows:
(t)    Deposits of cash and / or cash equivalents permitted by Section 9.03(f) in connection with any letter of intent or purchase agreement in connection with an acquisition or an Investment that is not prohibited by this Section 9.05.
2.14Amendment to Section 9.16. Section 9.16 is hereby amended by replacing the phrase “Loan Documents” with the phrase “Loan Documents, the Second Lien Loan Documents”.
2.15Amendment to Article IX. Article IX is hereby amended by deleting Section 9.22 in its entirety.
2.16Amendment to Section 10.01. Section 10.01 is hereby amended by adding a new subsection (o) to read as follows.
(o)    At any time that any Second Lien Obligations are outstanding, the Second Lien Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Parent, OP LLC, the Borrower, any other Guarantor, the Second Lien Agent or any other party thereto, or shall be repudiated by any of them, or cease to establish the relative Lien priorities required or purported thereby, or the Parent, OP LLC, the Borrower, any other Guarantor, the Second Lien Agent or any of their respective Affiliates shall so state in writing.
2.17Amendment to Article XI. Article XI is hereby amended by adding a new Section 11.14 to read as follows:
Section 11.14    SECOND LIEN INTERCREDITOR AGREEMENT. EACH LENDER HEREBY (a) INSTRUCTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER THE SECOND LIEN INTERCREDITOR AGREEMENT ON

ITS BEHALF, (b) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT’S RIGHTS AND TO COMPLY WITH ALL OF ITS OBLIGATIONS UNDER THE SECOND LIEN INTERCREDITOR AGREEMENT, (c) AGREES THAT THE ADMINISTRATIVE AGENT MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE SECOND LIEN INTERCREDITOR AGREEMENT AND (d) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE SECOND LIEN INTERCREDITOR AGREEMENT SUCH LENDER (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF.
Section 3.Conditions Precedent. This Third Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Third Amendment Effective Date”):
3.1Executed Counterparts of Third Amendment. The Administrative Agent shall have received from the Borrower, each Guarantor and Lenders constituting at least the Majority Lenders (in such number as may be requested by the Administrative Agent) executed counterparts of this Third Amendment signed on behalf of such Person.
3.2Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable by the Credit Parties on or prior to the Third Amendment Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Third Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement.
3.3No Default. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing as of the Third Amendment Effective Date prior to and after giving effect to the terms of this Third Amendment.
The Administrative Agent is hereby authorized and directed to declare the Third Amendment Effective Date to have occurred when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.Miscellaneous.
4.1Confirmation and Effect. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.
4.2No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Third Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Third Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except to the extent expressly set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.
4.3Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the execution of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.
4.4Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”), including via Docusign or other similar electronic signature technology shall be effective as delivery of a manually executed counterpart hereof.
4.5No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
4.6GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.7Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of Paul Hastings LLP, as counsel to the Administrative Agent.
4.8Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
4.9Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.10Loan Document. This Third Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Credit Agreement.
4.11No Novation. The parties hereto agree that this Third Amendment does not in any way constitute a novation of the existing Credit Agreement, but is an amendment of the Credit Agreement.
[Signatures Begin Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.
BORROWER:    OASIS PETROLEUM NORTH AMERICA LLC

By:    /s/ Michael Lou
Name:    Michael Lou
Title:    Executive Vice President and Chief
Financial Officer
GUARANTORS:    OASIS PETROLEUM INC.
OASIS PETROLEUM LLC
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC
OASIS MIDSTREAM SERVICES LLC
OMS HOLDINGS LLC
OASIS PETROLEUM PERMIAN LLC
By:    /s/ Michael Lou
Name:    Michael Lou
Title:    Executive Vice President and Chief Financial Officer
OMP GP LLC
By:    /s/ Michael Lou
Name:    Michael Lou
Title:    President

Signature Page to Third Amendment to Credit Agreement
(Oasis Petroleum North America LLC)

ADMINISTRATIVE AGENT,
SWINGLINE LENDER,
ISSUING BANK AND LENDER:    WELLS FARGO BANK, N.A.,
as Administrative Agent, Issuing Bank, a Swingline Lender and a Lender
By:    /s/ Michael Real
Name:    Michael Real
Title:    Managing Director

Signature Page to Third Amendment to Credit Agreement
(Oasis Petroleum North America LLC)

LENDERS:    CITIBANK, N.A., as a Lender
By:    /s/ Cliff Vaz
Name:    Cliff Vaz
Title:    Vice President

Signature Page to Third Amendment to Credit Agreement
(Oasis Petroleum North America LLC)

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Anson Williams
Name:    Anson Williams
Title:    Authorized Signatory

Signature Page to Third Amendment to Credit Agreement
(Oasis Petroleum North America LLC)

ROYAL BANK OF CANADA, as a Lender
By:    /s/ Jay T. Sartain
Name:    Jay T. Sartain
Title:    Authorized Signatory

Signature Page to Third Amendment to Credit Agreement
(Oasis Petroleum North America LLC)

MIZUHO BANK, LTD., as a Lender
By:    /s/ Edward Sacks
Name:    Edward Sacks
Title: Executive Director
Signature Page to Third Amendment to Credit Agreement
(Oasis Petroleum North America LLC)